LEGAL PROCEEDINGS
Since February 2004, Federated and
related entities (collectively,
?Federated?) have been named as
defendants in several lawsuits, that
were consolidated into a single
action in the United States District
Court for the Western District of
Pennsylvania, alleging excessive
advisory fees involving one of the
Federated-sponsored mutual funds.
Without admitting the validity of any
claim, Federated reached a final
settlement with the Plaintiffs in these
cases in April 2011.


SUB-ITEM 77-E LEGAL
PROCEEDINGS (FEDERATED
KAUFMANN FUND ONLY)
LEGAL PROCEEDINGS
Since February 2004, Federated and
related entities (collectively,
?Federated?) have been named as
defendants in several lawsuits, that
were consolidated into a single
action in the United States District
Court for the Western District of
Pennsylvania, alleging excessive
advisory fees involving Federated
Kaufmann Fund.  Without admitting
the validity of any claim, Federated
reached a final settlement with the
Plaintiffs in these cases in April
2011.





Current as of:  8/18/94